Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

James Brear, President and Chief Executive Officer of Procera Networks, Inc. (the “Company”) and Charles Constanti, Chief Financial Officer of the Company, hereby certify to the best of their knowledge, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in their capacities as officers of the Company, that, to their knowledge, the Annual Report of the Company on Form 10-K for the year ended December 31, 2012, to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended,  and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods presented in the financial statements included in such report.

March 14, 2013

/s/ James Brear
James Brear
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Charles Constanti
Charles Constanti
Chief Financial Officer
(Principal Accounting and Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Procera Networks, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.